SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

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                           FORM 8-K

                        CURRENT REPORT








             PURSUANT TO SECTION 13 OR 15 (d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

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        Date of earliest event reported: August 21, 1997


                      Saf T Lok Incorporated
      (Exact name of registrant as specified in its charter)


        Florida             1-11968            65-0142837
    (State of             (Commission     (IRS Employer Iden-
   Incorporation)        File Number)       tification No.)




       18245 S.E. Federal Highway, Tequesta, Florida 33469
            (Address of principal executive offices)


   Registrant's telephone number, including area code: 561-743
                              5625

Item 5:  Other Events

Since June 30, 1997, Saf T Lok, Incorporated (the "Company") has issued 2,147,247 shares of common stock as a result of the conversion of convertible debentures sold to foreign investors pursuant to Regulation S, as reported in previously filed Form 8-K's. As of October 15, 1997, the Company has no outstanding convertible debentures.

During the period June 30, 1997 to October 15, 1997, the Company issued 93,583 shares of restricted common stock pursuant to an agreement with a provider of marketing services. In addition, the Company granted stock options for 324,000 shares of common stock to key employees at exercise prices of $0.10 per share. These employees had foregone compensation for a period of many months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Saf T Lok, Incorporated


Date: October 21, 1997


By:\s\John L. Gardner
John Gardner,
President and Chief Executive Officer